Applied UV Consolidates Supply Chain, Engineering, New Product Development, Logistics and Manufacturing

Consolidation Review Continues to Unlock Further Synergies in Three Recent Acquisitions

Max Munn, Founder, President and Director is Appointed Interim CEO

MOUNT VERNON, NY / ACCESSWIRE / December 27, 2021 / Applied UV, Inc. (NASDAQ:AUVI) ("Applied UV" or the "Company"), a pathogen elimination technology company that applies the power of narrow-range ultraviolet light ("UVC") for surface areas and catalytic bioconversion technology for air purification to destroy pathogens safely, thoroughly, and automatically, announced that an initial review of the operations, supply chain, manufacturing, new product development, logistics and distribution processes of the recently acquired acquisitions, (Akida Holdings, Kes Science and Technology and Scientific Air Management) has been completed. In an effort to maximize synergies amongst them, the Company has elected to relocate Applied UV's Denver operations to Atlanta, Georgia utilizing the Kes Science and Technology facility. The Company has also consolidated the operations of its recently acquired Scientific Air Management to the Kes Science Facility in Atlanta, Georgia.

Additionally, the Applied UV Board of Directors has also unanimously approved and has promoted John J. Hayman, III., the CEO and President of our wholly owned and recently acquired KES Science and Technology from SVP of Operations to serve as Applied UV's Interim Chief Operating Officer. Mr. Hayman served as Kes Science's President and CEO for 18 years leading the company's growth, R&D, and new product development. Prior to Kes, Mr. Hayman was an accountant where he earned his COA Certification and ended his tenure as a Certified Public Account with KMPG. Mr. Hayman replaces James L. Doyle III.

Lastly, the Company was notified on December 21st, 2021 that James Alecxih, Applied UV's Chief Executive Officer and a Director of the Board of Directors resigned. Mr. Alecxih's resignation was for personal reasons and not a result of any disagreement with the Company on any matter relating to the Company's operations, policies, or practices. Max Munn, Founder, President of Applied UV as well as a Director on the Board of Directors and largest stakeholder, was named Interim Chief Executive Officer.

Max Munn stated, "In addition to the consolidation of facilities, for the purpose of facilitating the reduction of duplicated costs and maximize synergies across all platforms, we plan to also consolidate our entire marketing efforts which we believe will further enhance the opportunity to increase and grow revenues through the cross sales and marketing of all the acquired company's various product lines and verticals served through our extensive, existing global distribution channels."

About Applied UV

Applied UV is focused on the development and acquisition of technology that address infection control in the healthcare, hospitality, commercial and municipal markets. The Company has two wholly owned subsidiaries - SteriLumen, Inc. ("SteriLumen") and Munn Works, LLC ("Munn Works"). SteriLumen's connected platform for Data Driven Disinfection™ applies the power of ultraviolet light (UVC) to destroy pathogens safely, thoroughly, and automatically, addressing the challenge of healthcare-acquired infections ("HAIs"). Targeted for use in facilities that have high customer turnover such as hospitals, hotels, commercial facilities, and other public spaces, the Company's Lumicide™ platform uses UVC LEDs in several patented designs for infection control in and around high-traffic areas, including sinks and restrooms, killing bacteria, viruses, and other pathogens residing on hard surfaces within devices' proximity. The Company's patented in-drain disinfection device, Lumicide Drain, is the only product on the market that addresses this critical pathogen intensive location. SteriLumen's Airocide® air purification devices are research backed, clinically proven and developed for NASA with assistance from the University of Wisconsin. Airocide® is listed as an FDA Class II Medical device, utilizes a proprietary photo-catalytic (PCO) bioconversion technology that draws air into a reaction chamber that converts damaging molds, microorganisms, dangerous airborne pathogens, destructive VOCs, allergens, odors and biological gasses into harmless water vapor and green carbon dioxide without producing ozone or other harmful byproducts. Airocide® applications include healthcare, hospitality, grocery chains, wine making facilities, commercial real estate, schools, dental offices, post-harvest, grocery, cannabis facilities and homes.

For more information about Applied UV, Inc., and its subsidiaries, please visit the following websites: https://www.applieduvinc.com/; https://sterilumen.com/; https://www.airocide.com https://kesscience.com; https://scientificairmanagement.com and, https://munnworks.com/.

Forward-Looking Statements

The information contained herein may contain "forward-looking statements." Forward-looking statements reflect the current view about future events. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "future," "intend," "plan," or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements include, but are not limited to, statements contained in this press release relating to the view of management of Applied UV concerning its business strategy, future operating results and liquidity and capital resources outlook. Forward looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For additional Company Information:
Applied UV Inc.
Max Munn
Applied UV Interim CEO
max.munn@sterilumen.com

Contact:
Applied UV Investor Relations
Kevin McGrath
TraDigital IR
+1-646-418-7002
kevin@tradigitalir.com

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